Exhibit 10.1

Offer to Extend
PINTEREST, INC.
Hello,
Pinterest, Inc. ("we", "us'', the "Company" or 'Pinterest") is offering to amend all outstanding stock options previously granted to you under the Company's 2009 Stock Plan (the "Plan") to extend the post-termination exercise period applicable to such stock options. This offer is subject to the terms and conditions set forth in this letter and the attached Summary Term Sheet.
Pursuant to this offer, you may elect to tender your outstanding stock options to be amended to provide that they will remain outstanding and exercisable until the earlier of (i) 7 years following your termination of Continuous Service Status (as defined in the Plan), (ii) the original maximum expiration date applicable to the stock options, and (iii) such earlier date as may be provided or permitted by the Plan, including, without limitation, in connection with a dissolution or liquidation of the Company or a Corporate Transaction (as defined in the Plan). Each amended stock option is referred to herein as an "Amended Option". All other terms and conditions of your Amended Options, including the number of shares, exercise price and vesting schedule will be identical to your pre-amended stock options. Please note that we are not required to accept any stock options and we reserve the right, at any time, to terminate or amend the offer., or postpone our acceptance of any stock options tendered for amendment.
To participate in this offer, you must sign and return the Election to Participate no later than 5 p.m. Pacific Time on the date that is the earlier of (A) 27 days after the date this offer was made available to you via email, and (B) the earliest date any of your outstanding stock options are scheduled to expire (the "Deadline"). You must return your signed Election to Participate to Mike Yang at mike@pinterest.com before that date. If your signed Election to Participate is not received by the Deadline, you will not be eligible to participate in the offer and the stock options that you currently hold will remain outstanding without any change to their original terms.
Neither we nor our Board of Directors are making any recommendation as to whether you should participate in this offer. We have attached a Summary Tenn Sheet which includes answers to some questions that you may have about this offer. Please note that the information in the Summary Tenn Sheet is not tailored for you and you should not consider it to be personal financial, legal or tax advice. In fact, no representative of the Company will be able to provide you with financial, legal or tax advice regarding the impact of your election to participate or not in this offer. If you have financial, legal or tax questions, please seek independent professional advice.
Please carefully read the documents attached to this letter before making any decision, and feel free to contact me with any questions.

Very truly yours,

Mike Yang
General Counsel

Offer to Extend
SUMMARY TERM SHEET
The following are answers to some of the questions that you may have about the offer that we are making to you. You should not consider this to be personal financial, legal or tax advice. If you have financial, legal or tax questions, please seek advice from an independent professional. In addition, we urge you to read the letter and the accompanying Election to Participate carefully because the information in this summary is not necessarily complete.
GENERAL QUESTIONS ABOUT THE OFFER
1. What securities are we offering to amend?
We are offering to amend all of your outstanding stock options to purchase shares of our common stock which were granted to you under our 2009 Stock Plan (the '"Plan").
If you elect to participate in the offer, you must tender all of your outstanding stock options that were granted to you under our Plan. You may not pick and choose which outstanding stock options you would like to tender. Please note that we are not required to accept any stock options and we reserve the right to terminate or amend the offer, or postpone our acceptance of any stock options tendered for amendment.
2. What amendments will be made to my eligible stock options if I elect to participate in the offer?
In the Election to Participate, you will have the choice to amend your outstanding stock options to provide that they will remain outstanding and exercisable until the earlier of (i) 7 years following your termination of Continuous Service Status (as defined in the Plan), (ii) the original maximum expiration date applicable to the stock options, and (iii) such earlier date as may be provided or permitted by the Plan, including, without limitation, in connection with a dissolution or liquidation of the Company or a Corporate Transaction (as defined in the Plan) (any such amended options are referred to herein as "extended options").
All other terms and conditions of the amended stock options, including the number of shares, exercise price and vesting schedule will be identical to your pre-amended stock options.
3. When will the amendment of my stock options be effective?
If we accept your Election to Participate, your stock options will be amended effective as of the date that we accept your Election to Participate.
4. ls my participation in the offer voluntary?
Yup! Entirely up to you.
5. How does the offer work and what do I need to do to participate in the offer?
If you decide that you would like to participate in the offer, you must make a voluntary, irrevocable election to amend your outstanding stock options identified in the Election to Participate (to the extent they are outstanding and unexercised) no later than 5 p.m. Pacific Time on the date that is the earlier of (A) 27 days after this offer was made available to you via email, and (B) the earliest date any of your outstanding stock options are scheduled to expire (the "Deadline").
You must return your signed Election to Participate to Mike Yang at mike@pinterest.com by the Deadline. If your signed Election to Participate is not returned to Mike Yang at mike@pinterest.com by the Deadline, you will not be eligible to participate in the offer and the stock options that you currently hold will remain outstanding without any change to their original terms. Tendered stock options that are accepted by us will be amended effective as of the date that we accept your Election to Participate.
6. Will the company extend the deadline for me to submit my signed Election to Participate?
We have no plans to extend the deadline for you to submit your signed Election to Participate.

Offer to Extend
7. Will the company accept my election to participate in the offer?
We reserve the right to reject any or all eligible stock options that are tendered for amendment, including those that we determine are unlawful to accept. That said, except as set forth below, we intend to accept all properly and timely submitted Elections to Participate.
8. What will happen if I do not turn in a signed Election to Participate by the Deadline?
Nothing. This means that all eligible stock options currently held by you will continue to be subject to their existing terms and conditions.
9. If I elect to participate and submit a signed Election to Participate, can I later withdraw that election to participate?
No. Once you submit your Election to Participate, you will not be able to withdraw it. Your Election to Participate will be effective as of the date that we accept your Election to Participate.
10. Are there any tax consequences to my participation in this offer?
The amendment of your options will change the Incentive Stock Option ("ISO") status of the options you amend. Set forth below is a brief summary of the tax treatment of 1S0s and Nonstatutory Stock Options (''NSOs''). This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of option holders.
Incentive Stock Options
Exercise. You will generally not recognize income as a result of the exercise or early exercise of an ISO, except that it may subject you to the alternative minimum tax.
When you exercise an ISO, you are required to calculate your tax liability under the alternative minimum tax. As a result, you may be required to pay alternative minimum tax for the year in which you exercise your ISO. If you early exercise your ISO and purchase unvested shares, you may file a Section 83(b) election with the IRS within 30 days of exercise to recognize income for alternative minimum tax purposes on the exercise date equal to the difference between the fair market value of the shares on the exercise date and the exercise price paid for the shares. If you do not file a Section 83(b) election with the IRS, you will instead recognize income for alternative minimum tax purposes on each vesting date equal to the difference between the fair market value of the shares on the vesting date and the exercise price paid for the shares. Because these rules are very complicated and the outcome will vary depending on individual circumstances, you should be sure to consult your tax adviser before exercising any ISOs.
Sale of Shares - Qualifying Disposition. Any gain that you realize upon the sale of shares purchased through the exercise of an ISO will be taxed at long term capital gain rates if you sell the shares:
•more than 2 years after the grant date of the ISO, and
•more than 1 year after the exercise date of the ISO.
Sale of Shares - Disqualifying Disposition - Regular Exercise. If you sell shares purchased pursuant to the regular exercise of an ISO (i.e., you purchased vested shares) and the sale occurs within either the 2-year or the I-year holding period described above (a "disqualifying disposition"), any gain realized on the sale above the exercise price up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any further gain (or loss) will be taxed as short-term or long-term capital gain (or loss), depending on whether you held the shares for more than I year after the exercise date.
Sale of Shares - Disqualifying Disposition - Early Exercise. If you sell the shares purchased pursuant to the early exercise of an ISO (i.e., you purchased unvested shares) and the sale occurs within either the 2-year or the I -year holding period described above, any gain realized on the sale up to the excess of the fair market value of the shares on the date of vesting over the exercise price will be treated as ordinary income. Any further gain (or loss) will be taxed as short-term or long-term capital gain (or loss), depending on whether you held the shares for more than 1 year after the vesting date.

Offer to Extend
Nonstatutory Stock Options
Regular Exercise. Upon the regular exercise of an NSO, you will generally recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If you are an employee or former employee, this amount will be subject to withholding for all applicable income, employment and other truces upon exercise. Any gain or loss you recognize upon the sale or exchange of shares that you acquire generally will be treated as capital gain or loss and will be long-term or short-term depending on whether you held the shares for more than 1 year after the exercise date. The amount of such gain or loss will be the difference between the amount you realize upon the sale or exchange of the shares and the fair market value of the shares on the date of exercise.
Early Exercise and Section 83(b) Election. Upon the early exercise of an NSO, you have a choice concerning the timing and measurement of the tax (and the commencement of the capital gain holding period). You may choose to be taxed on the difference between the fair market value of the shares on the vesting dates and the exercise price. Alternatively, you may elect to be taxed at the time of purchase on the difference between the fair market value of the shares at the time of purchase and the exercise price. This election is made by filing a Section 83(b) election with tthhe IRS within 30 days of exercise. If you are an employee or former employee, the Company must withhold all applicable income, employment and other taxes on the applicable tax date (i.e., the exercise date assuming a Section 83(b) election is filed). The major advantage of filing a Section 83(b) election with the IRS is that any increase in the value of the property after the election will not be taxed until the property is sold and will be taxed at that time as capital gains.
Again, because we cannot provide you with specific tax advice, if you have any tax questions, we recommend that you consult with your own tax advisor to determine the tax consequences of electing to amend stock options pursuant to the offer.

Offer to Extend
EXHIBIT A
ELECTION TO PARTICIPATE
This Election to Participate (the "Election") by and between the undersigned optionee (the "Optionee") and Pinterest, Inc. (the "Company'') is made effective as of the date the Company accepts the Election (the ''Effective Date") and modifies the Notice of Stock Option Grant and Stock Option Agreement (the ''Option Agreement") evidencing each stock option that was previously granted to Optionee under the Company's 2009 Stock Plan (the "Plan") that is outstanding as of the Effective Date (each, an "Option"). All capitalized terms used in this Election but not otherwise defined shall have the respective meanings set forth in the Summary Tenn Sheet of the offer.
In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree to amend each Option Agreement as follows:
1.     Each Option is hereby amended to provide that the Option shall remain outstanding and exercisable until the earlier of (i) 7 years following Optionee's termination of Continuous Service Status (as defined in the Plan), (ii) the original maximum expiration date applicable to the Option, and (iii) such earlier date as may be provided or permitted by the Plan, including, without limitation, in connection with a dissolution or liquidation of the Company or a Corporate Transaction (as defined in the Plan), provided that any shares that are unvested as of Optionee's termination of Continuous Service Status shall expire and no longer remain outstanding as of the date that is 3 months following Optionee 's termination of Continuous Service Status.
2.     The Option Agreement for each Option will be deemed amended if and when Optionee signs this Election and submits it to the Company and the Company accepts this Election. To the extent not expressly amended by this Election, the Option Agreement for each Option will remain in full force and effect.
3.     The Optionee acknowledges that accepting the offer and signing this Election may have certain negative effects, as described in the Summary Term Sheet of the offer.
4.     The Optionee acknowledges and agrees that participation in the offer will not be construed as a right to continued employment with the Company for any period and that the Optionee's employment with the Company may be terminated at any time by the Optionee or the Company, with or without cause or notice, subject to the provisions of local law.
5.     The Optionee understands that he or she may not withdraw this Election once it is submitted.

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Offer to Extend
By signing below, the Optionee acknowledges and agrees that the Company has not provided the Optionee with any financial, legal or tax advice related to the transactions effectuated by this Election that the Company has advised the Optionee to consult with his or her own professional advisor regarding the financial, legal and tax consequences of executing this Election and the transactions contemplated herein, and that the Company will not be held liable for any applicable costs, taxes, or penalties associated with such transactions.
This Election and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California without giving effect to principles of conflicts of law.
IN WITNESS WHEREOF, this Election has been duly executed by the parties hereto as of the dates set forth below.

OPTIONEE	PINTEREST, INC.

Signature:	By:
Name:	Its
Dated	Accepted

By signing below, the spouse of Optionee acknowledges and agrees that they have read this Election and the materials provided herewith. and they hereby consent to, and agree to be irrevocably bound by. this Election with respect to any interest that they may have in the Options.

Spouse of Optionee (if applicable)